EXHIBIT 23.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 29, 2007, relating to the consolidated financial statements of Zone 4 Play, Inc. which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                             /s/ Ziv Haft
                                             Ziv Haft
                                             Certified Public Accountants (Isr.)
                                             BDO Member Firm

Tel-Aviv, Israel
July 17, 2007